Exhibit T3B-11

HELICOPTER COMPANY I LLC
(THE “COMPANY”)

WRITTEN RESOLUTIONS OF THE SOLE MANAGING MEMBER
OF THE COMPANY DATED 7 FEBRUARY 2017

1.	APPROVAL OF NAME CHANGE AND SECTION 8

1.1	IT IS NOTED that:

(a)	section 1.1 of the Initial Limited Liability Company Agreement of the Company dated 14 December 2016 permits the Managing Member (as defined therein) to change the name of the Company;

(b)	it is proposed that the Company change its name from “Helicopter Company I LLC” to “CHC Group LLC”;

(c)	a section 8 statement (the “Section 8 Statement”) needs to be executed and filed in respect of the Company under the Limited Liability Companies Law (as amended); and

(d)	the Managing Member has received a draft Section 8 Statement.

1.2	IT IS RESOLVED that:

(a)	the Company name be changed from “Helicopter Company I LLC” to “CHC Group LLC”;

(b)	the Managing Member or any Attorney or Authorised Signatory (as defined below) of the Company be and is hereby authorised to execute the Section 8 Statement in the name of and on behalf of the Company; and

(c)	the Section 8 Statement be filed with the Registrar of Limited Liability Companies in the Cayman Islands.

2.	GENERAL AUTHORISATION

2.1	IT IS RESOLVED that, in connection with or to carry out the actions contemplated by the foregoing resolutions, the Managing Member, officer or (if applicable) any attorney or duly authorised signatory of the Company (any such person being an “Attorney” or “Authorised Signatory” respectively), and such other persons as are authorised by any of them be, and each hereby is, authorised, in the name and on behalf of the Company, to do such further acts and things as the Managing Member or officer or such duly authorised other person shall deem necessary or appropriate, including to do and perform (or cause to be done and performed), in the name and on behalf of the Company, all such acts and to sign, make, execute, deliver, issue or file (or cause to be signed, made, executed, delivered, issued or filed) with any person including any governmental authority or agency, ail such agreements, documents, instruments, certificates, consents or waivers and all amendments to any such agreements, documents, instruments, certificates, consents or waivers and to pay, or cause to be paid, all such payments, as any of them may deem necessary or advisable in order to carry out the intent of the foregoing resolutions, the authority for the doing of any such acts and things and the signing, making, execution, delivery, issue and filing of such of the foregoing to be conclusively evidenced thereby.

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Filed: 08-Feb-2017 08:58 EST
www.verify.gov.ky File#: 172	Auth Code: K24818513757

3.	RATIFICATION OF PRIOR ACTIONS

3.1	IT IS RESOLVED that any and all actions of the Company, or of the Managing Member or officer or any Attorney or Authorised Signatory, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and are hereby ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval and approved by, the Managing Member prior to such action being taken.

/s/ Steven Manning
Helicopter Member Ltd Managing Member

Name: Steven Manning Title: Director

Filed: 08-Feb-2017 08:58 EST
www.verify.gov.ky File#: 172	Auth Code: K24818513757

STATEMENT IN TERMS OF SECTION 8

OF THE LIMITED LIABILITY COMPANIES LAW, 2016

HELICOPTER COMPANY I LLC
(THE “COMPANY”)

Whereas a resolution of the sole managing member of the Company was adopted on 7 February 2017, the following revisions to the details previously filed in the Section 5 Statement for the Company are made and filed:

1.	Name	CHC Group LLC

2.	Address	No change.

3.	Duration	No change.

Capitalised terms not defined herein shall have the meaning set out in the Initial Limited Liability Company Agreement of the Company.

/s/ Steven Manning

BY: Steven Manning, Authorised Signatory

For and on behalf of Helicopter Member Ltd

(Managing Member of the Company)

Dated:      7 February 2017

Filed: 08-Feb-2017 08:58 EST
www.verify.gov.ky File#: 172	Auth Code: K24818513757

DATED   14 December 2016

(1) HELICOPTER MEMBER LTD

INITIAL LIMITED LIABILITY COMPANY AGREEMENT OF HELICOPTER COMPANY I LLC

WARNING

THE TAKING OR SENDING BY ANY PERSON OF AN ORIGINAL OF THIS DOCUMENT INTO THE CAYMAN ISLANDS MAY GIVE RISE TO THE IMPOSITION OF CAYMAN ISLANDS

STAMP DUTY

190 Elgin Avenue, George Town

Grand Cayman KYI-9001, Cayman Islands

T +1 345 949 0100   F +1 345 949 7886   www.walkersglobal.com

REF: TW/KA/C5773-141435

THIS LIMITED LIABILITY COMPANY AGREEMENT is made on    14 December         2016

BY

(1)	HELICOPTER MEMBER LTD of c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands (the “Managing Member”).

WHEREAS

The member wishes to form a limited liability company pursuant to and in accordance with the Limited Liability Companies Law, 2016 of the Cayman Islands (the “LLC Law”).

IT IS AGREED

1.	NAME

1.1	The name of the limited liability company is Helicopter Company I LLC or such other name as the Managing Member may from time to time determine (the “Company”).

2.	PURPOSE

2.1	The Company is formed to engage in any lawful activity for which limited liability companies may be formed under the LLC Law.

3.	REGISTERED OFFICE

3.1	The registered office of the Company is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands or such other place as the Managing Member shall determine from time to time.

4.	MEMBERS

4.1	Simultaneously with their execution of this Agreement, the Managing Member is hereby admitted as a member of the Company and agrees to be bound by the terms of this Agreement. The rights, powers, duties, and liabilities of the Managing Member will be as provided in the LLC Law, except, to the extent permitted by the LLC Law, as otherwise provided herein.

4.2	One or more additional members may be admitted to the Company with the consent of the Managing Member. Upon the admission of any such additional members to the Company, the Managing Member will update the register of members of the Company. Each additional member will execute and deliver a supplement or counterpart to this Agreement, if required by the Managing Member.

5.	POWERS AND LIABILITY

5.1	The Managing Member shall have the rights, powers, obligations and liabilities of a manager pursuant to the LLC Law. Without limiting the foregoing, the Managing Member shall have the rights and power to manage and administer the affairs of the Company and conduct the business of the Company.

5.2	Without limiting the foregoing and subject to the LLC Law, the Managing Member shall have the power, for and on behalf of the Company, to incur indebtedness, grant guarantees and grant security interests in respect of any assets of the Company and shall have the power to grant security interests in respect of the Company’s contractual rights under this Agreement (including, without limitation, its rights in respect of the capital contributions by members).

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5.3	The Managing Member may, from time to time, designate one or more officers with such titles as may be designated by the Managing Member to act in the name of the Company with such authority as may be delegated to such officers by the Managing Member (each such designated person, an “Officer”). Any such Officer will act pursuant to such delegated authority until such Officer is removed by the Managing Member. Any action taken by an Officer designated by the Managing Member pursuant to authority delegated to such Officer will constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any officer set forth in this Agreement and any instrument designating such officer and the authority delegated to him or her.

6.	TERM

6.1	The Company shall be established upon the filing of a statement pursuant to section 5 of the LLC Law and shall continue until terminated in accordance with this Agreement or any amendment or modification thereof. The Managing Member shall not commence the business of the Company until the Company has been registered as a limited liability company in accordance with section 5 of the LLC Law.

7.	CAPITAL COMMITMENT

7.1	The Managing Member has agreed to contribute up to US$1.00, in cash or other property, to the Company.

8.	CONTRIBUTIONS

8.1	Each member shall make such additional capital contributions to the Company of such amounts and at such times as each such member and the Managing Member shall mutually agree from time to time or, in the case of the Managing Member, the Managing Member shall have no obligation to make any additional capital contributions to the Company but may make such additional capital contributions as it may deem necessary or advisable in connection with the business of the Company.

9.	ALLOCATIONS OF PROFITS AND LOSSES

9.1	The Company’s profits and losses shall be allocated pro rata in accordance with the members’ respective interests in the Company determined by reference to their respective capital account balances from time to time provided always that nothing in this provision shall have effect to impose or otherwise place any liability on any member for the debts or obligations of the Company.

10.	DISTRIBUTIONS

10.1	At the time or times determined by the Managing Member, the Managing Member may cause the Company to distribute any assets of the Company that it does not, in its discretion, consider to be necessary to the operation of the Company. Any distribution pursuant to this clause shall be made to the members pro rata in accordance with the members’ respective interests in the Company determined by reference to their capital account balances from time to time.

11.	TRANSFER

11.1	A member may transfer all or any part of its limited liability company interest in the Company only with the consent of the Managing Member (which consent may be given or withheld in the Managing Member’s sole discretion) and any permitted transferee of a limited liability company interest shall be admitted as a substitute member.

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12.	TERMINATION

12.1	The Company shall be wound up voluntarily:

(a)	at the discretion of the Managing Member, upon the service by the Managing Member on each of the members of a notice stating the Company shall be wound up voluntarily; or

(b)	any other event giving rise to the winding up of the Company under section 36(1) of the LLC Law, unless the Company’s existence is continued pursuant to the LLC Law.

12.2	If the Company shall be wound up voluntarily, the Managing Member or such other person as the Managing Member shall appoint shall be the liquidator of the Company.

12.3	If the Company shall be wound up, the liquidator may divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members. The liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator shall think fit, but so that no member shall be compelled to accept any assets whereon there is any liability.

13.	AMENDMENTS TO AGREEMENT

13.1	The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the written consent of the Members.

14.	WITHDRAWAL

14.1	In no circumstances will any member be permitted to withdraw from the Company, or to withdraw any part of its capital account without the consent of the Managing Member.

15.	COUNTERPARTS

15.1	This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

16.	GOVERNING LAW

16.1	This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Cayman Islands.

16.2	Each of the parties agrees that the courts of the Cayman Islands shall have non-exclusive jurisdiction to hear and determine any action or proceeding arising out of or in connection with this Agreement and for that purpose each party irrevocably submits to the jurisdiction of the courts of the Cayman Islands and agrees that the process by which any such action or proceeding is begun may be served on it by being delivered in accordance with the Notice provisions of this Agreement.

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IN WITNESS whereof this Agreement has been executed on the day and year first above written.

SIGNED for and on behalf of HELICOPTER MEMBER LTD:	)
	)	/s/ Steven Manning
)
)
	)	Name:	Steven Manning
)
	)	Title:	Director

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